As filed with the Securities and Exchange Commission on October 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3357	59-3046866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

177 Broad Street, 12th Floor

Stamford, Connecticut 06901

(203) 504-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert V. LaPenta

Chief Executive Officer

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, Connecticut 06901

(203) 504-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marita A. Makinen, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 419-5843

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (2)(3)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee
Debt Securities
Common Stock, par value $0.001 per share
Preferred Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units (1)
Units
Total:	—	—	$50,000,000	$5,810

(1)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) debt securities, common or preferred stock, warrants, subscription rights, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.
(2)	Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $50,000,000, which may be offered by the registrant from time to time in unspecified numbers at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock, preferred stock or other securities identified herein. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(4)	The proposed maximum aggregate offering price for the offering has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) and General Instruction II. D. of Form S-3.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated October 21, 2014

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus, in one or more classes and in amounts, at prices and on terms to be determined at the time of any such offering and set forth in a supplement to this prospectus.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell our respective securities in the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RVLT.” On October 20, 2014, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.79 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of the securities that we may offer and the general manner in which such securities can be offered. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in any prospectus supplement (and in any related free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

You should rely only on the information contained in this prospectus, including the information we are incorporating by reference or in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor any underwriter have authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances or jurisdiction in which the offer or solicitation is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, the terms “Revolution,” “Revolution Lighting,” “we,” “us,” “our company” or “our” refer to Revolution Lighting Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms mean only Revolution Lighting Technologies, Inc. or our subsidiaries, Seesmart Technologies, LLC, Relume Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC (which we also refer to as “LIT”), Tri-State DE, LLC (which we also refer to as “Tri-State”) and Value Lighting, LLC.

We own, have rights to or have applied for the trademarks and trade names that we use in conjunction with our business, including our logo. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

-ii-

OUR COMPANY

We design, manufacture, market and sell high-performance, commercial grade smart grid control systems, commercial grade light emitting diode, or LED, fixtures for outdoor and indoor applications and LED-based signage, channel-letter and contour lighting products and LED replacement lamps. We sell these products under the Value Lighting, Seesmart, Array, CMG, Lumificient and Relume brand names. Our products incorporate many proprietary and innovative features. Our product offerings and patented designs provide opportunities for significant savings in energy and maintenance costs without compromising the environment. We sell LED lighting products for use in the municipal and commercial markets, which include vertical markets such as industrial, commercial and government facilities, hospitality, institutional, educational, healthcare and signage markets. We market and distribute our products globally, primarily through our network of distributors, independent sales agencies and representatives, electrical supply companies and internal sales forces.

Our operations are comprised of two reportable segments for financial reporting purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures reportable segment includes the Seesmart business, the Relume business, the LIT business, the Tri-State business and the Value Lighting business. The LED signage and lighting strips segment is comprised of the Lumificient business. Effective January 1, 2014 the media business of Relume, included in the LED replacement lamps and fixtures segment since the acquisition of Relume, was transferred to Lumificient and is now included in the LED signage and lighting strips segment.

We were incorporated in Delaware on December 16, 1993. We are the successor by merger to a Florida corporation named Super Vision International, Inc., which was incorporated in January 1991. In April 2007, we changed our name from Super Vision International, Inc. to Nexxus Lighting, Inc. In November 2012, we changed our name from Nexxus Lighting, Inc. to Revolution Lighting Technologies, Inc. Our principal executive offices are located at 177 Broad Street, 12th Floor, Stamford, CT 06901. Our telephone number is (203) 504-1111 and our website is located at www.rvlti.com. Information contained on our website is not incorporated by reference into, and should not be considered part of, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risks. Before deciding to purchase any of our securities, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including, in particular the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan” and other words or phrases of similar meaning. The forward-looking statements are based on our current views with respect to future events and financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives or plans of our company will be achieved. The forward-looking statements relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements. We cannot assure you that actual results will be consistent with these forward looking-statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other factors:

•	our history of losses and that we may not be able to remain viable if we are unable to increase revenue, or raise capital, as needed if support from our controlling shareholder does not continue;

•	the future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders;

•	a substantial portion of our capital structure consists of convertible preferred stock which has a liquidation preference senior to our common stock and is convertible into shares of our common stock at prices that are less than current market values;

•	we are a “controlled company” within the meaning of the rules of NASDAQ and, as a result, are exempt from certain corporate governance requirements that offer protections to stockholders of other NASDAQ-listed companies;

•	our majority stockholder controls the outcome of all matters submitted for stockholder action, including the composition of our board of directors and the approval of significant corporate transactions;

•	the risk that demand for our LED light bulbs fails to emerge as anticipated and the potential failure to make adjustments to our operating plan necessary as a result of any failure to forecast accurately;

•	the risk that we will not be able to successfully integrate our acquisitions, including our recent acquisitions of Tri-State DE LLC, Relume Technologies, Inc., Seesmart Technologies, Inc. and Value Lighting Group, Inc., resulting in losses and impairments;

•	competition from larger companies in each of our product areas;

•	dependence on suppliers and third-party manufacturers; and

•	the risk that we may not be able to adequately protect our intellectual property rights or that infringement claims by others may subject us to significant costs even if the claims are invalid and that an adverse outcome in litigation could subject us to significant liabilities, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use a portion of the net proceeds to us from the sale of securities under this prospectus, if any, for general corporate purposes including working capital and the financing of possible acquisitions. We will set forth in the prospectus supplement applicable to a specific offering our intended use for the net proceeds received from the sale of any securities in that offering. Management will have significant discretion in applying net proceeds from any offering. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

AND

DEFICIENCY OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our earnings were insufficient to cover fixed charges and preference dividends for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges and the deficiency of earnings to combined fixed charges and preference dividends for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(in thousands)

Deficiency of earnings to fixed charges (1)	$7,124	$16,821	$8,579	$5,425	$6,365	$5,247

Deficiency of earnings to combined fixed charges and preference dividends (1)	$7,124	$16,821	$8,579	$5,425	$6,365	$5,247

(1)	In calculating the foregoing deficiencies, “earnings” consist of pretax income (loss) before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs (including amortized premiums, discounts and capitalized expenses), an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

SECURITIES TO BE OFFERED

We may offer debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, stock purchase contracts, stock purchase units or other units from time to time in one or more offerings. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For a full description of terms relating to our capital stock, please refer to (i) our Amended and Restated Certificate of Incorporation, as amended (which we refer to as our Certificate of Incorporation), which is filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, (ii) our Amended and Restated Bylaws (which we refer to as our Bylaws), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2013, (iii) the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Nexxus Lighting, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 16, 2012, (iv) the Certificate of Designations, Preferences and Rights of Series C Senior Convertible Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 27, 2012, (v) the Certificate of Designations, Preferences and Rights of Series E Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q filed on May 15, 2013, (vi) the Certificate of Designations, Preferences and Rights of Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on July 3, 2014 and (vii) the applicable provisions of the Delaware General Corporation Law (which we refer to as the DGCL). The summary below and that contained in any prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation, Bylaws, Series B Certificate of Designations, Series C Certificate of Designations, Series E Certificate of Designations and Series G Certificate of Designations, as in effect at the time of any offering of securities under this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 15, 2014, there were 83,371,844 shares of our common stock and 33,226 shares of our preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Further, no dividend can be paid on our common stock without consent of the holders of our preferred stock. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The Certificate of Incorporation does not provide for preemptive, subscription, redemption or conversion rights with respect to our common stock. The rights of the holders of our common stock are subject to the rights of the holders of any series of preferred stock ranking senior to the common stock so designated.

Preferred Stock

Our board of directors has authority to issue the preferred stock in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, as our board of directors may deem advisable. Our board of directors may also set the qualifications, limitations or restrictions of the preferred stock, if any, including the number of shares in a series (which the board of directors may increase or decrease as permitted by the DGCL), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provisions with respect to any class or series as the board of directors may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of stockholders. The issuance of preferred stock with voting or conversion rights may adversely affect the voting rights of the holders of common stock.

At October 15, 2014, we had the following classes of preferred stock issued and outstanding:

Class of Preferred Stock	Shares Issued and Outstanding
Series B convertible preferred stock, $.001 par value, aggregate liquidation preference of $20; 1,000,000 shares authorized	2
Series C convertible preferred stock, $.001 par value, aggregate liquidation preference of $10,964,000; 25,000 shares authorized	10,224
Series E convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $5,877,000; 10,000 shares authorized	5,000
Series G senior convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $18,900,000; 36,000 shares authorized,	18,000

Total preferred stock shares issued and outstanding	33,226

Series B Convertible Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series B Convertible Preferred Stock (which we refer to as the Series B Stock). The Series B Stock is convertible at any time at the option of the holder into shares of our common stock, at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments. As of October 15, 2014, the 2 outstanding shares of Series B Stock are convertible into 153 shares of our common stock at the option of the holder. Each holder of Series B Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Stock held by such holder are convertible.

For so long as shares of Series B Stock are outstanding, we will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series B Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series B Stock has a liquidation preference per share equal to $10.00 per share and will share ratably on an as-converted basis with our common stock in the payment of dividends and distributions.

Series C Senior Convertible Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series C Senior Convertible Preferred Stock (which we refer to as the Series C Stock). The Series C Stock is convertible at any time at the option of the holder into shares of our common stock, at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (which we refer to as the Series C Conversion Price). As of October 15, 2014, the 10,224 outstanding shares of Series C Stock are convertible into 14,841,050 shares of our common stock at the option of the holder. Each holder of Series C Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C Stock held by such holder are convertible.

The Series C Stock has a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Stock converted into common stock immediately prior to the liquidation.

In the event of a change in control of the Company or a merger or recapitalization in which the Series C Stock is converted into property or securities other than shares of common stock, the Series C Stock will be automatically converted into common stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs after December 20, 2017) of $1,000 per share, subject to certain adjustments, in effect immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of common stock exceeds 200% of the Series C Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, we shall have the right to automatically convert the Series C Stock into common stock at the Series C Conversion Price.

Each share of Series C Stock is entitled to receive cumulative dividends payable at a rate per annum of 10% of $1,000 per share, subject to certain adjustments, on the date of issuance. Such dividends shall be payable through the issuance of additional shares of Series C Stock on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Stock shall share ratably on an as converted basis with the common stock in the payment of all other dividends and distributions.

Series E Senior Convertible Redeemable Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series E Senior Convertible Redeemable Preferred Stock (which we refer to as the Series E Stock). The Series E Stock is convertible into shares of our common stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (which we refer to as the Series E Conversion Price). As of October 15, 2014, the 5,000 outstanding shares of Series E Stock are convertible into 4,273,504 shares of our common stock at the option of the holder. Each holder of Series E Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series E Stock held by such holder are convertible. Pursuant to the voting rights established in the Certificate of Designations, Preferences and Rights of the Series E Stock, for so long as any Series E Stock holder, or any affiliate thereof, holds outstanding shares of Series E Stock, shares of Series C Stock, shares of Series B Stock and/or other shares of preferred stock convertible or exchangeable for shares of common stock, that, on an as-converted basis, together with any shares of common stock held by such Series E holder, represent the percentages of the outstanding shares of common stock set forth below, after giving effect to the conversion into common stock of all preferred shares and such other preferred stock, the Series E holders, exclusively and as a separate class, shall be entitled to elect the number of directors of our company set forth in the table below:

Ownership Percentage	Series E Directors
Fifty percent (50%) or more	4
Thirty percent (30%) or more, but less than fifty percent (50%)	3
Twenty percent (20%) or more, but less than thirty percent (30%)	2
Five percent (5%) or more, but less than twenty percent (20%)	1

As of October 15, 2014, the Series E Stock holder holds on an as-converted basis more than 50% of the outstanding shares of common stock after giving effect to the conversion of the all of the preferred stock held by the Series E Stock holder, and, accordingly, is entitled to elect four directors to the board of directors.

The Series E Stock has a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Stock converted into common stock immediately prior to the liquidation.

We have the option to redeem all or any part of the Series E Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by us is equal to 110% of the Series E Liquidation Preference if the Series E Stock is redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Stock (the “Series E Original Issue Date”), 105% of the Series E Liquidation Preference if the Series E Stock is redeemed after the first anniversary of the Series E Original Issue Date but on or prior to the second anniversary of the Series E Original Issue Date, and the Series E Liquidation Preference if the Series E Stock is redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series E Stock, we must redeem the number of shares of Series E Stock so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after February 21, 2016, the third anniversary of the Series E Original Issue Date.

Each share of Series E Stock shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of $1,000 per share, subject to certain adjustments (the “Series E Dividend Rate”). To the extent funds are legally available and we are not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Series E Original Issue Date on each six-month anniversary of the Series E Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional shares of Series E Stock or in cash. To the extent that we are unable to pay any Series E Dividend (i.e. in the event funds are not legally available or we are contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Series E Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as we are no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Stock shall share ratably on an as-converted basis with the common stock in the payment of all other dividends and distributions.

Series G Senior Convertible Redeemable Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series G Senior Convertible Redeemable Preferred Stock (which we refer to as the Series G Stock). The Series G Stock is convertible into shares of our common stock, at any time at the option of the holder at a conversion price per share equal to $2.30, subject to certain anti-dilution adjustments (which we refer to as the Series G Conversion Price). As of October 15, 2014, the 18,000 shares of Series G Stock are convertible into 7,826,087 shares of our common stock at the option of the holder. Each holder of Series G Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series G Stock held by such holder are convertible.

For so long as shares of Series G Stock are outstanding, we will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series G Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series G Stock will have a liquidation preference (which we refer to as the Series G Liquidation Preference) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series G Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series G Stock converted into common stock immediately prior to the liquidation.

We have the option to redeem all or any part of the Series G Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by us is the Series G Liquidation Preference per share plus $900,000.00, if we redeem the Series G shares on or prior to the second anniversary of the date of the original issuance of shares of Series G Stock (which we refer to as the Series G Original Issue Date), or the Series G Liquidation Preference, if we redeem the Series G shares after the second anniversary of the Series G Original Issue Date. At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series G Stock, we must redeem the number of shares of Series G Stock so requested for cash at the Series G Liquidation Preference. Such option can only be exercised on or after the third anniversary of the Series G Original Issue Date.

Each share of Series G Stock shall be entitled to receive cumulative dividends payable at a rate per annum of nine percent (9%) of $1,000 per share, subject to certain adjustments (which we refer to as the Series G Dividend). At the holder’s option, such dividends shall be payable either in cash or in kind; provided, we shall not make any Series G dividend payments in kind through the issuance of additional Series G Stock to the extent (and only to the extent) such issuance would require the prior approval of our stockholders pursuant to NASDAQ Listing Rule 5635, and in lieu of such issuance, we will make such Series G dividend payments in cash. To the extent funds are legally available and we are not contractually prohibited from paying such Series G Dividend, the Series G Dividend must be declared and paid from and including the Series G Original Issue Date on each six-month anniversary of the Series G Original Issue Date.

Options

As of October 15, 2014, we had options to acquire 451,520 shares of our common stock outstanding pursuant to our equity incentive plans.

Restricted Stock

As of October 15, 2014, we had issued 2,176,000 shares of restricted common stock pursuant to our 2013 stock incentive plan, of which 185,500 shares had been forfeited as of such date.

Warrants

On September 9, 2005, we granted a ten-year warrant to purchase for 289,187 shares of common stock at an exercise price of $4.30 per share to Brett Kingstone. Mr. Kingstone was the Chief Executive Officer of our company from January 1, 1991 until March 11, 2009.

Registration Rights

The following is a description of terms of registration rights by which certain holders of our capital stock can register shares of our common stock and is intended as a summary only. The description of the registration rights is qualified in its entirety by reference to the Registration Rights Agreement between the Company, RVL and Aston, which is included as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 26, 2012 (which we refer to as the RVL Registration Rights Agreement).

Under the RVL Registration Rights Agreement, certain holders of our common stock may make a written request that we register their shares on Form S–3, if we are eligible to file a registration statement on Form S–3, so long as the request covers shares with an anticipated aggregate offering price, net of underwriting discounts, commissions and other selling expenses, of at least $1,000,000. We are obligated to use reasonable best efforts to cause the Form S–3 to be declared effective under the Securities Act as promptly as possible after the filing of such Form S–3, but in any event within 120 days after the date of the Form S–3 (180 days if the Form S–3 is reviewed by the SEC with respect to the availability of Rule 415).

Under the RVL Registration Rights Agreement, in the event that we propose to register any shares of common stock under the Securities Act in connection with the public offering of such shares solely for cash, the holders of registrable securities under the RVL Registration Rights Agreement would be entitled to certain “piggy-back” registration rights allowing them to include their shares in such registration.

We agreed to pay the registration expenses of the holders of the shares registered pursuant to the RVL Registration Rights Agreement other than underwriting discounts, selling commissions, applicable stock transfer taxes and expenses and disbursements of counsel for any holder, except for the fees and disbursements of the selling holder’s counsel borne and paid by us as provided in the RVL Registration Rights Agreement.

The RVL Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violations of federal and state securities laws, and such holders are obligated to indemnify us for material misstatements or omissions or violations of federal and state securities laws attributable to them.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Controlled Company. RVL, an affiliate of our Chairman and Chief Executive Officer, beneficially owns a majority of our outstanding shares of common stock and preferred stock, including all of the outstanding shares of the Series E Stock. Consequently, RVL controls the outcome of all matters submitted for stockholder action, including the composition of the board of directors and the approval of significant corporate transactions. Through its majority representation on the board of directors, RVL has a controlling influence on our strategic direction, policies and management, including the ability to appoint and remove officers. As a result, RVL may cause us to take actions that may not be aligned with the interests of other stockholders. For example, RVL may prevent, delay or accelerate any transaction involving a change in control or in which our stockholders might receive a premium over the prevailing market price for their shares, or may determine to pursue a transaction not involving a premium.

Series E Senior Convertible Redeemable Preferred Stock. As long as any shares of Series E Stock are outstanding, we shall not, without the affirmative vote or written consent of at least a majority of the then outstanding shares of Series E Stock, among other things, amend, alter or repeal provisions of the Certificate of Incorporation or Bylaws, authorize or create any series of capital stock or securities convertible into capital stock, increase the size of the board of directors to greater than eight members, increase or decrease the number of authorized shares of our capital stock or consummate a business combination that will result in a change of control of the Company.

Undesignated Preferred Stock. Our Certificate of Incorporation authorizes the issuance of preferred stock, which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of our common stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors and other business to be brought before stockholder meetings. The notice must contain information specified in our Bylaws.

Removal of Directors and Director Vacancies. Our Bylaws provide that directors may be removed by stockholders with or without cause, by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock entitled to vote, or by a majority vote of our board of directors, and the vacancy in our board of directors caused by any such removal may be filled by such stockholders or directors, as the case may be.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219.

Listing

Our common stock is quoted on the NASDAQ Capital Market under the symbol “RVLT.”

DESCRIPTION OF WARRANTS

As of October 15, 2014, warrants exercisable for a total of 451,520 shares of our common stock were outstanding. See “Description of Capital Stock – Warrants” for a description of the outstanding warrants.

We may issue other warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, a discussion of any material United Stated federal income tax considerations;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement and/or other offering materials will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement and/or other offering materials for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common or preferred stock, warrants, subscription rights, other stock purchase contracts or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: debt securities, shares of common stock or preferred stock, warrants, subscription rights, stock purchase contracts, stock purchase units, other securities, or any combination of the foregoing.

The applicable prospectus supplement will describe:

•	the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares, warrants, subscription rights, stock purchase contracts, stock purchase units or other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) through a combination of any of these methods of sale; or (vi) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Any underwriters will be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement and/or other offering material.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of any securities offered by us hereunder will be a new issue and, other than the common stock, which is listed on the NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

In compliance with the current guidelines of FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus is being passed upon for us by Lowenstein Sandler LLP, New York, New York, and for underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Revolution Lighting Technologies, Inc. as of and for the years ended December 31, 2013, 2012 and 2011 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been audited by McGladrey LLP, an independent registered public accounting firm and are included in reliance upon its report incorporated herein given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Seesmart Technologies, Inc. as of and for the years ended December 31, 2011 and 2010 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 and 2010 consolidated financial statements of Seesmart Technologies, Inc. contains an explanatory paragraph that states that on December 20, 2012, Seesmart Technologies, Inc. was acquired by Revolution Lighting Technologies, Inc.

The consolidated financial statements of Relume Technologies, Inc. as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been audited by UHY LLP, independent registered public accounting firm, and are included in reliance of its report incorporated herein given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Value Lighting, Inc. (now known as Value Lighting, LLC) and its affiliates as of and for the years ended December 31, 2013 and 2012, as incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been audited by Frazier & Deeter, LLC, independent auditors, and are included in reliance of its report incorporated herein given on the authority of such firm as experts in accounting and auditing. The audit report covering December 31, 2013 and 2012 combined financial statements of Value Lighting, Inc. and its affiliates contains an explanatory paragraph that states that on April 17, 2014, Value Lighting Inc. and its affiliates were acquired by Revolution Lighting Technologies, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at www.sec.gov or on our web site at www.rvlti.com. Information included on our web site is not part of this prospectus or any prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, after the date of this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 13, 2014;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2014, as filed with the SEC on May 12, 2014, and for the period ended June 30, 2014, as filed with the SEC on August 7, 2014;

•	our Current Reports on Form 8-K, as filed with the SEC on March 10, 2013, April 23, 2014 (as amended by the Form 8-K/A as filed with the SEC on May 22, 2014), May 14, 2014, July 3, 2014, August 4, 2014 and August 26, 2014;

•	our Definitive Information Statement on Schedule 14C for the 2014 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 4, 1994, as amended (including by the Current Report on Form 8-K filed with the SEC on August 4, 2014).

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was later filed. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Any such request may be made by writing or telephoning us at the following address or phone number:

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, Connecticut 06901

Attention: Chief Financial Officer

(203) 504-1111

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of all expenses (other than underwriting discounts and commissions) to be paid in connection with the issuance and distribution of the common stock being registered hereby, all of which will be paid by us.

Securities and Exchange Commission filing fee		$5,810
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Trustee and transfer agent fees			*
Miscellaneous fees and expenses			*

Total	$		*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We are incorporated in the State of Delaware. Section 145 of the DGCL, provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our Certificate of Incorporation requires us to advance expenses to and indemnify, to the fullest extent permitted by Section 145 of DGCL, each person who is or was a director or officer of our company.

Section 102(b)(7) of the DGCL provides that a Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to liability for unauthorized purchases or redemptions of, or dividends on, capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of our Certificate of Incorporation provides for the elimination of personal liability of our directors to the fullest extent permitted by Section 102(7) of the DGCL, as the same may be amended and supplemented.

Our Bylaws require us to indemnify, to the fullest extent permitted by the DGCL, each person who is or was an officer or director of our company, any of our subsidiaries or any corporation for which such person acted as an officer or director at our request.

We maintain insurance coverage for our officers and directors under a directors and officers’ liability insurance policy as well as coverage to reimburse us for potential costs of our indemnification of directors and officers.

We have also entered into indemnification agreements with each of our current officers and directors. We also intend to enter into indemnification agreements with our future officers and directors. These agreements require us to indemnify these individuals, to the fullest extent permitted by the DGCL, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or officers. We are also required to advance expenses incurred as a result of any proceeding as to which they could be indemnified.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in an offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on October 21, 2014.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert V. LaPenta and Charles J. Schafer, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert V. LaPenta
Robert V. LaPenta	Chairman and Chief Executive Officer (Principal Executive Officer)	October 21, 2014

/s/ Charles J. Schafer
Charles J. Schafer	President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2014

/s/ James A. DePalma
James A. DePalma	Director	October 21, 2014

/s/ Robert V. LaPenta, Jr.
Robert V. LaPenta, Jr.	Director	October 21, 2014

/s/ Robert A. Basil, Jr.
Robert A. Basil, Jr.	Director	October 21, 2014

/s/ William D. Ingram
William D. Ingram	Director	October 21, 2014

/s/ Stephen G. Virtue
Stephen G. Virtue	Director	October 21, 2014

/s/ Dennis McCarthy
Dennis McCarthy	Director	October 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1 *	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to our Quarterly Report on Form 10-Q filed on August 7, 2013)

4.2	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K filed on January 30, 2013)

4.3	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by reference to our Current Report on Form 8-K filed on November 16, 2012)

4.4	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by reference to our Current Report on Form 8-K filed on December 27, 2012)

4.5	Certificate of Designations, Preferences and Rights of Series E Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by reference to our Quarterly Report on Form 10-Q filed on May 15, 2013)

4.6	Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by reference to our Current Report on Form 8-K filed on July 3, 2014)

4.7	Form of Senior Indenture

4.8	Form of Subordinated Indenture

4.9 *	Form of Warrant

4.10 *	Form of Warrant Agreement

4.11 *	Form of Stock Purchase Agreement

4.12 *	Form of Unit

4.13 *	Form of Unit Agreement

4.14 *	Form of Subscription Rights Agreement

4.15 *	Form of Subscription Rights Certificate

5.1	Opinion of Lowenstein Sandler LLP

12.1	Statement Regarding Computation of Deficiency of Earnings to Fixed Charges and Deficiency of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Auditors

23.3	Consent of UHY LLP, Independent Registered Public Accounting Firm

23.4	Consent of Frazier & Deeter, LLC, Independent Auditors

23.5	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25 **	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	If required, to be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	To be filed if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filings in connection with an offering of securities.

Documents incorporated by reference to filings made by Revolution Lighting Technologies, Inc. under the Securities Exchange Act of 1934 are under SEC File No. 000-23590.